Exhibit 10.16

1 July 2021

Liz Doolin

Dear Liz

After completing a number of reviews at the end of the financial year, including your salary, I am pleased to advise that your Total Remuneration Package will increase, effective from 1 July 2021 from $220,000.00 per annum to $230,000.00 per annum. Out of this package, superannuation payments will be made by Bionomics to cover its obligations under the Superannuation Guarantee (Administration) Act 1992.

The Nomination & Remuneration Committee has also recognised your commitment over the last year and I am pleased to advise that a bonus of $45,000 will be paid to you. The bonus amount will appear in your July pay and will be taxed accordingly.

Thank you for your loyalty, support and continued contribution to Bionomics.

Yours sincerely

/s/ Adrian Hinton

Adrian Hinton

Acting Chief Financial Officer

Bionomics Limited ABN 53 075 582 740

31 Dalgleish Street Thebarton SA Australia 5031 Phone 61 8 8354 6100 Fax 61 8 8354 6199 Email info@bionomics.com.au website www.bionomics.com.au

26 June 2018

Liz Doolin

Dear Liz

This letter supersedes the letter of 21 June 2010 which is hereby revoked.

After completing a number of reviews at the end of the financial year, including your salary, I am pleased to advise that your Total Remuneration Package will increase, effective from 1 July 2018.

		Current		New
Base Salary		$147,031.96		$164,383.56
Superannuation	9.50%	$13,988.04	9.50%	$15,616.44
Total Remuneration Package		$161,000.00		$180,000.00

Thank you for your loyalty, support and continued contribution to Bionomics and its achievements over the last year.

In recognition of the company’s achievements, and your personal goals in the 2017/2018 financial year, you will be paid a bonus of $9,056,25 which will be paid 50% in cash and 50% in Bionomics shares. The issue of Bionomics shares is subject Board determination of the issue price at the August Board Meeting and will be issued following the meeting,

I would like to congratulate you on your achievements this year and confirm your promotion to Vice President, Clinical Development.

As we continue to execute on our business strategy, I look forward to working with you in achieving our goals during this exciting time at Bionomics.

With best wishes

/s/ Deborah Rathjen

Deborah Rathjen

CEO & Managing Director

Bionomics Limited ABN 53 075 582 740

31 Dalgleish Street Thebarton SA Australia 5031 Phone 61 8 8354 6100 Fax 61 8 8354 6199 Email info@bionomics.com.au website www.bionomics.com.au